As filed with the Securities and Exchange Commission on March 9, 2023

Registration No. 333-266330

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELESTICA INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

ONTARIO, CANADA	98-0185558
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5140 Yonge Street, Suite 1900
Toronto, Ontario, Canada	M2N 6L7
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

LONG-TERM INCENTIVE PLAN

(FULL TITLE OF THE PLAN)

Arnold & Porter Kaye Scholer LLP
Attention: Managing Attorney
250 West 55th Street, New York, New York 10019-9710

(NAME AND ADDRESS OF AGENT FOR SERVICE)

(212) 836-8000

(Telephone number, including area code, of agent for service)

copies to:

Joel I. Greenberg, Esq. Arnold & Porter Kaye Scholer LLP 250 West 55th Street New York, N.Y. 10019-9710 (212) 836-8000	Matthew Merkley, Esq. Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Commerce Court West Toronto, Ontario M5L 1A9 Canada (416) 863-2400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8, File No. 333-266330 (the “Registration Statement”) is being filed by Celestica Inc. (the “Company”), solely to refile Exhibits 5.1 and 5.2 thereto to correct a typographical error therein. This Amendment does not otherwise update, amend or modify any other information, statement or disclosure contained in the Registration Statement. No additional securities are to be registered, and the appropriate registration fees were paid upon filing of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Form of Subordinate Voting Share Certificate (1)
4.2	Certificate and Restated Articles of Incorporation effective June 25, 2004 (2)
4.3	Bylaw No. 1 (2)
4.4	Amended and Restated Celestica Long-Term Incentive Plan (3)
5.1	Opinion of Blake, Cassels & Graydon LLP*
5.2	Consent of Blake, Cassels & Graydon LLP (included in opinion filed as Exhibit 5.1)*
23.1	Consent of KPMG LLP, independent registered public accounting firm (4)
24.1	Power of Attorney (previously filed as part of the signature page of the Registration Statement)
107	Filing Fee Table (4)

* Filed herewith.

(1)	Incorporated by reference to Registration Statement on Form F-3ASR (File No. 333-221144) filed on October 26, 2017.

(2)	Incorporated by reference to Annual Report on Form 20-F filed on March 23, 2010 (File No. 001-14832).

(3)	Incorporated by reference to Annual Report on Form 20-F filed on March 13, 2017 (File No. 001-14832).

(4)	Previously filed as an exhibit to the Registration Statement on Form S-8 (File No. 333-266330 ) filed on July 26, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 9th day of March, 2023.

CELESTICA INC.

By:	/s/ Robert A. Mionis
Robert A. Mionis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Robert A. Mionis	Director, President and Chief Executive Officer	March 9, 2023
Robert A. Mionis	(Principal Executive Officer)

/s/ Mandeep Chawla	Chief Financial Officer	March 9, 2023
Mandeep Chawla	(Principal Financial Officer and principal accounting officer)

*	Chair of Board and Director	March 9, 2023
Michael Wilson

*	Director	March 9, 2023
Robert A. Cascella

*	Director	March 9, 2023
Deepak Chopra

*	Director	March 9, 2023
Daniel P. DiMaggio

*	Director	March 9, 2023
Laurette T. Koellner

*	Director	March 9, 2023
Luis A. Müller

*	Director	March 9, 2023
Carol S. Perry

*	Director	March 9, 2023
Tawfiq Popatia

*By:	/s/ Robert A. Mionis
Robert A. Mionis, Attorney in Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Celestica Inc. in the United States, on the 9th day of March, 2023.

CELESTICA INC.
(Authorized U.S. Representative)

By:	/s/ Robert Ellis
	Name:	Robert Ellis
	Title:	Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Blake, Cassels & Graydon LLP
5.2	Consent of Blake, Cassels & Graydon LLP (included in opinion filed as Exhibit 5.1)